UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2025

Date of Report (Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	000-24368 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
5718 W Dannon Way, Suite B, West Jordan, Utah (Address of principal executive offices)		84081 (Zip code)

Registrant’s telephone number, including area code: 801-568-5111

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 28, 2025, Flexpoint Sensor Systems, Inc. (“Flexpoint”) dismissed Fruci & Associates II, PLLC Certified Public Accountants as our independent registered public accounting firm. Fruci & Associates II, PLLC Certified Public Accountants audited our financial statements for the fiscal years ended December 31, 2023 and 2022. These reports were modified only as to the uncertainty of our ability to continue as a going concern.

Our board of directors approved the dismissal of Fruci & Associates II, PLLC Certified Public Accountants and there were no disagreements between Flexpoint and Fruci & Associates II, PLLC Certified Public Accountants on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two fiscal years ended December 31, 2023 and 2022, or any subsequent interim period preceding the date of dismissal.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between Flexpoint and Fruci & Associates II, PLLC Certified Public Accountants occurring during the two fiscal years ended December 31, 2023 and 2022 or any subsequent interim period preceding the date of dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2025	FLEXPOINT SENSOR SYSTEMS, INC. By: /s/Clark M. Mower Clark M. Mower President and Chief Executive Officer